Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-276897) pertaining to the Amended and Restated 2011 Stock Incentive Plan, the 2024 Incentive Award Plan and the 2024 Employee Stock Purchase Plan of Fractyl Health, Inc. of our report dated March 3, 2025, with respect to the consolidated financial statements of Fractyl Health, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 3, 2025